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                             DIGITAL ORIGIN, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 5, 2000


     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     The undersigned hereby appoints Mark Housley and Edna Carter, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Digital Origin, Inc. (the "Company") to be held at 460 East Middlefield Road, Mountain View, California 94043 on May 5, 2000, at 11:00 a.m., P.D.T., and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

                              See Reverse Side


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                                                              Please mark
                                                              your votes as  /X/
                                                              indicated in
                                                              this example
[CLEAR AREA]           -----------------------
                           ACCOUNT NUMBER

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS AND
        FOR ALL NOMINEES.


1. Approval of the merger of Digital Origin, Inc. with   FOR    AGAINST  ABSTAIN
Media 100, Inc. pursuant to the merger agreement dated   / /      / /      / /
December 28, 1999 by which Media 100 will become the sole shareholder of Digital Origin and each Digital
Origin shareholder will receive .5347 of a share of Media 100 common stock in exchange for each share of Digital Origin common stock.

                                                   FOR all    WITHHOLD AUTHORITY
                                                   nominees   for all nominees
2.  Election of Directors Nominees:                  / /             / /
Michael. Boich, John Cirigliano, Mark Housley,
John Kirby, Stephen Manousos, Henry Morgan and Carl Rosendahl.

for all nominees, except the following nominees:

---------------------------------------------------------

3.  Increase to stock option plan.                       FOR    AGAINST  ABSTAIN
                                                         / /      / /      / /

4.  Increase to stock purchase plan.                     / /      / /      / /

5.  Ratification of the appointment of Ernst & Young LLP / /      / /      / /
    Independent auditors.


                                        THIS PROXY  WILL BE VOTED AS
                                        DIRECTED.  IN THE ABSENCE OF
                                        DIRECTION, THIS PROXY WILL BE VOTED
                                        FOR each of THE PROPOSALS and all
                                        nominees. In their discretion, the
                                        proxies are authorized to vote upon
                                        such other business as may properly
                                        come before the meeting or any
                                        adjournment or postponement thereof
                                        to the extent authorized by Rule
                                        14a-4(c) promulgated by the
                                        Securities and Exchange Commission.

                                        THIS PROXY IS SOLICITED ON BEHALF OF
                                        THE BOARD OF DIRECTORS OF THE COMPANY.

                                        WHETHER OR NOT YOU EXPECT TO ATTEND
                                        THE MEETING, PLEASE COMPLETE, DATE,
                                        SIGN AND PROMPTLY RETURN THIS PROXY
       [CLEAR AREA]                     IN THE ENCLOSED, POSTAGE-PAID
                                        ENVELOPE SO THAT YOUR SHARES MAY BE
                                        REPRESENTED AT THE MEETING.

                                        Please sign exactly as your name(s)
                                        appear(s) on your stock certificate.
                                        If shares are held of record in the
                                        names of two or more persons or in
                                        the name of husband and wife, whether
                                        as joint tenants or otherwise, both
only used on                            or all of such persons should sign
NONEMPLOYEE                             the proxy.  If shares of stock are
                                        held of record by a corporation, the
                                        proxy should be executed by the
                                        president or vice president and the
                                        secretary or assistant secretary.
                                        Executors, administrators or other
                                        fiduciaries who execute the above
                                        proxy for a deceased shareholder
                                        should give their full title.


  Signature(s)_____________________________________ Dated ________________, 2000
  NOTE: Please date the proxy.